UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	January 6, 2014

          WORTHINGTON INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Ohio	001-08399	31-1189815
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Old Wilson Bridge Road, Columbus, Ohio	43085
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(614) 438-3210

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On January 6, 2014, Worthington Industries, Inc. (the “Company”) announced that its Pressure Cylinders segment has signed an agreement to acquire a 75% stake in Aritas Basincli Kaplar Sanayi A.S. (“Aritas”), one of Europe’s leading LNG (liquefied natural gas) and cryogenic technology companies offering a portfolio of LNG products, cryogenic vessels, systems and services.  Located in Istanbul, Turkey, Aritas had net sales of approximately $40 million for its fiscal year ended Dec. 31, 2013.  The transaction is awaiting Turkish government approval, and is expected to be completed later this month.

Item 9.01                      Financial Statements and Exhibits.

(a) – (c)                         Not applicable.

(d)                                  Exhibits:

99.1 News Release issued by Worthington Industries, Inc. on January 6, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORTHINGTON INDUSTRIES, INC.

Date: January 7, 2014	By: /s/ Dale T. Brinkman
Dale T. Brinkman, Vice President –
Administration, General Counsel and Secretary